NEWS RELEASE
March 23, 2005

Quincy Gold Corp. Announces Private Placement

Toronto, Ontario - The Board of Directors of Quincy Gold Corp. (TSX-V: QGO; OTCBB: QCYG) is pleased to announce that the Company has undertaken a private placement offering for gross proceeds of up to CAD $5,000,000. The proceeds of the private placement are to be utilized to fund the exploration and delineation of the company’s uranium prospects in Colorado, New Mexico, Arizona and Ontario, and for general working capital purposes.

The offering will consist of up to 5,882,353 Units, priced at CAD $0.85 per unit. Each Unit will consist of one common share of the Company and one half of one share purchase warrant. Each whole share purchase warrant will be exercisable into one common share at a price of CAD $1.10 for a period of two years.

To find out more about Quincy Gold Corp visit our website at www.quincygold.com or contact:

Daniel Farrell, Chairman & CEO	T: (416) 366-7871	E: dfarrell@quincygold.com
Art D. Ettlinger, President & COO	T: (604) 685-1964	E: aettlinger@quincygold.com
Murray Black, Corporate Development	T: (416) 366-9192	E: mblack@quincygold.com

THIS PRESS RELEASE WAS PREPARED BY QUINCY GOLD CORP., WHICH ACCEPTS THE RESPONSIBILITY AS TO ITS ACCURACY. THE TSX VENTURE EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995. Forward-looking settlements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in Quincy’s operations. These and other risks are described in the Company’s Annual Report or Form 10-K and other filings with the Securities and Exchange Commission.